Exhibit 10.2

EXECUTION VERSION

TRADEMARK, TRADE NAME AND DOMAIN LICENSE AGREEMENT
THIS TRADEMARK, TRADE NAME AND DOMAIN NAME LICENSE AGREEMENT (the “Agreement”), effective as of the Closing Date, is made by and among Kaman Corporation, a corporation organized and existing under the laws of the State of Connecticut (“Licensor”), and [•], a [•] (“Licensee”, and with Licensor, each a “Party” and collectively, the “Parties”).
WHEREAS, Licensor and LJ KIT Blocker, Inc., LJ KAI Blocker, Inc., and LJ KFP Blocker, Inc. (collectively, “Purchasers”) have entered into a Share Purchase Agreement, dated as of June 25, 2019 (the “Purchase Agreement”), pursuant to which, at the Closing, Licensor has agreed to sell and transfer the Shares of Kaman Industrial Technologies Corporation to Purchasers, and Purchasers have agreed to purchase the Shares of Kaman Industrial Technologies Corporation from Licensor (unless otherwise defined in this Agreement, capitalized terms used in this Agreement have the meaning ascribed to such terms in the Purchase Agreement).
WHEREAS, Purchasers and Licensee acknowledge that Licensor is not in the business of licensing out its intellectual property to third parties as set forth in this Agreement and that such licensing will be provided by Licensor at Purchasers’ request and solely to accommodate Purchasers, Licensee and Additional Licensees (as defined below) to maintain the continuity of the Business while Licensee and Additional Licensees each phase out the use of the intellectual property licensed under this Agreement and Additional License Agreements (as defined below), respectively, over the course of the Term of this Agreement and Additional License Agreements, respectively (“Transition”).
WHEREAS, Licensor owns trademarks, service marks, logos, business names, commercial names, trade names, domain names, and registrations and applications therefor, consisting of or containing the word KAMAN in standard characters and/or in stylized typeface and/or in colors and/or in combination with other words and letters and/or in combination with graphic elements (collectively the “KAMAN Marks”), and included within the KAMAN Marks are those certain registered service marks set forth in Schedule A as well as certain related common law service mark rights to KAMAN owned by Licensor (collectively, the “Licensed Marks”) and those certain domain names set forth in Schedule B (the “Licensed Domain Names”).

WHEREAS, within the Business, Licensee is engaged in (a) the service of promoting, advertising, distributing and selling the following third party goods: power transmission products and components, industrial automation products and components, fluid power products and components, electro-mechanical products and components, bearings, motion control products and components, and electrical power products and components (collectively, the “Third Party Industrial Goods”); (b) providing services in connection with its engineered integrated solutions, including, maintenance, repair and other services related thereto (“Industrial Services”) and (c) selling products resulting from Licensee’s Industrial Services that are assembled by Licensee (“Licensee Goods”).

WHEREAS, in connection with the Transition, and upon the terms and subject to the conditions set forth in this Agreement, Purchasers desire to have Licensee receive from Licensor, and Licensor desires to grant to Licensee, a license to the Licensed Marks as part of the Combination Marks (as defined below) and Licensed Domain Names in the manner set forth in this Agreement.

WHEREAS, also in connection with the Transition, under separate Trademark, Trade Name and Domain Name License Agreements (each an “Additional License Agreement” and, collectively, the “Additional License Agreements”), Licensor has granted to [LJ KIT Blocker, Inc., LJ KAI Blocker, Inc.,

LJ KFP Blocker, Inc., Kaman Industrial Technologies Corporation, Ruby Automation, LLC, Kaman Fluid Power, LLC, and Ruby PR, LLC] (each an “Additional Licensee” and, collectively, the “Additional Licensees”) a license to the Licensed Marks as part of the Combination Marks and Licensed Domain Names.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, and upon the terms and subject to the conditions set forth in this Agreement, the Parties agree as follows:

1. Grant of License.

(a)    Upon the terms and subject to the conditions of this Agreement, Licensor hereby grants to Licensee a non-exclusive, non‑transferable, non‑sublicensable, non‑assignable, royalty free, fully paid up, license to use, within the Licensed Territory (as defined herein), the (i) Licensed Marks as part of the trade names set forth in Schedule C (each a “Combination Mark” and collectively the “Combination Marks”) on signage located on the exterior or interior of, or immediately adjacent to, facilities, including retail stores, owned or operated by Licensee (collectively, “Facilities”), in connection with the Business; (ii) Combination Marks and Licensed Domain Names in connection with the services of promoting, advertising, distributing, and selling the Third Party Industrial Goods and in connection with promoting, advertising and providing the Industrial Services; and (iii) Combination Marks on and in connection with the promotion, advertising, distribution, and sale of Licensee Goods ((i), (ii) and (iii) collectively, the “Licensed Goods and Services”), provided, that, the Licensed Marks, when used as part of the Combination Marks pursuant to the licenses granted in this Section 1(a), will be in standard characters which are either (x) red in color or (y) white outlined against a red background; provided further, that Licensee’s use of the Combination Marks, in substantially the same manner in which Licensee used such Combination Marks during the twelve (12) month period immediately prior to the Closing Date, shall be deemed licensed hereunder. For the avoidance of doubt, the license grant in Section 1(a)(ii) permits Licensee to use the Combination Marks on packaging, boxes and packaging tape used by Licensee in connection with the distribution of Third Party Industrial Goods (but not on the Third Party Industrial Goods themselves) and the license grant in Section 1(a)(iii) permits Licensee to include the Combination Marks on packaging, boxes and packaging tape used by Licensee in connection with the distribution of the Licensee Goods as well on the Licensee Goods themselves.

(b)    Notwithstanding anything in this Agreement to the contrary, subject to Licensee’s covenant pursuant to Section 3 to use its commercially reasonable efforts to phase out use of the Licensed Marks, Licensee is permitted to continue to use the Licensed Marks as follows to the extent such use is outside the scope of the applicable license grant in Section 1(a):

(i)     during the Term, to sell off any inventory of Licensee Goods that exists as of the Closing Date and on which the Licensed Mark is affixed;

(ii)     during the Term, to continue to display, in connection with the Business, existing signage that is located, as of the Closing Date, (x) on the exterior or interior of, or immediately adjacent to, the Facilities, and (y) on motor and commercial vehicles (including trucks), in each case, on which the Licensed Mark is affixed;

(iii)    during the Term, to continue to use packaging, boxes and packaging tape that exists as of the Closing Date and on which the Licensed Mark is affixed, in connection with the distribution of Third Party Industrial Goods and Licensee Goods, until such existing packaging, boxes and packaging tape is exhausted;

(iv) for ninety (90) calendar days following the Closing Date, to continue to use the advertising and marketing materials that exist as of the Closing Date and on which the Licensed Mark is affixed;

(v) during the Term, to continue to provide, to Licensee’s employees, apparel that exists as of the Closing Date and on which the Licensed Mark is affixed, until the existing inventory of such apparel is exhausted;

(vi) for ninety (90) calendar days following the Closing Date, to continue to use the Licensed Mark on Licensee’s company website and intranet site in the same manner undertaken by Licensee as of the Closing Date; and

(vii) for ninety (90) calendar days following the Closing Date, to continue to use the Licensed Mark as part of the name PEAK KAMAN in the same way undertaken by Licensee as of the Closing Date.

(c)    Licensee shall not use the Combination Marks or Licensed Domain Names except as expressly permitted in this Agreement, and, without limiting the generality of the foregoing, except as expressly permitted in this Agreement, no Licensee shall use the Licensed Marks, Combination Marks or Licensed Domain Names as a portion of, or in combination with, any other trademarks, service marks, trade names, works, letters, logos or other graphic elements; provided, however, that Licensee may use the Combination Marks with the new trademarks adopted by the Licensee to replace the Licensed Marks on notices to its customers alerting its customers to the change in name of the Licensee so long as the Combination Marks and the new trademarks are not set out in the notice in a manner that suggests the creation of a new combination mark. Within sixty (60) calendar days following the Closing Date, Licensee must file (or causing to be filed) the appropriate submissions with the applicable Governmental Authority to effectuate the removal of Kaman from its corporate name.

2.    Reservation of Rights. Licensor hereby reserves all rights not expressly granted to Licensee under this Agreement. Without limiting the generality of the foregoing, all rights granted to Licensee under this Agreement are subject to Licensor’s and its Affiliates’ reserved rights to use the Licensed Marks, Combination Marks and Licensed Domain Names in their own respective businesses, including, without limitation, in connection with the manufacture, promotion, advertising, distribution, and sale of any products and services that are the same as, similar to, or otherwise competitive with any Licensed Goods and Services or the Business, anywhere in the world, including, without limitation, the Licensed Territory.

3. Term. Unless sooner terminated by any Party in accordance with the provisions of this Agreement, the term of this Agreement and the licenses granted hereby shall commence as of the Closing Date and shall expire five (5) years after the Closing Date (the “Term”), provided, however, that Licensee covenants and agrees to use its commercially reasonable efforts to phase out the use of the Licensed Marks and Licensed Domain Names as soon as is reasonably practicable prior to the expiration of the Term. No rights shall extend to Licensee beyond the expiration or termination of this Agreement. Licensee is not entitled to any compensatory payment during the Term of this Agreement or after the expiration or termination of this Agreement.

4. Licensed Territory. This Agreement and the licenses granted herein shall apply within North America, including, for the avoidance of doubt, the Caribbean (collectively, the “Licensed Territory”).

5. Quality Control. Licensee acknowledges that uniform and high standards of quality are necessary to maintain the public image, reputation, widespread acceptance, and substantial goodwill represented by and associated with the Licensed Marks and Licensed Domain Names. Licensee shall use the Licensed Marks and Licensed Domain Names in accordance with the guidelines attached hereto as Schedule D and any other trademark usage guidelines that Licensor may furnish to Licensees from time to time, each of which may be revised from time to time by Licensor, provided, that, Licensor shall provide Licensee with at least one hundred eighty (180) days’ notice of such revisions before Licensee shall implement such revisions; and provided further, that Licensor will not provide to Licensee any such notice during the two (2) year period after the Closing Date. The quality of the Licensed Goods and Services under this Agreement shall be at least of equal quality to the Licensed Goods and Services provided by Licensee prior to the Closing Date. Licensee shall comply with all applicable national, state, regional, provincial, and local laws and regulations in its performance of this Agreement and the licenses granted herein. Upon Licensor’s request, within five (5) Business Days after such request, Licensee shall submit to Licensor for Licensor’s prior approval (a) representative samples of use of the Combination Marks or Licensed Domain Names on or in connection with the Licensed Goods and Services and (b) all advertising and marketing materials in which any of the Combination Marks or Licensed Domain Names are used; provided, that, subject to the terms and conditions of this Agreement, Licensee may continue to use during the Term all advertising and marketing materials in existence as of the Closing Date on the condition that such advertising and marketing materials are compliant with the scope of the license grant in Section 1(a). If Licensor fails to notify such Licensee in writing of the disapproval of any such samples or materials within thirty (30) calendar days after Licensor’s receipt, Licensor shall be deemed to have approved such samples or materials, as applicable. Upon Licensor’s request, within five (5) Business Days after such request, Licensee shall also submit to Licensor then-current samples of each use of the Combination Marks or Licensed Domain Names, so that Licensor may assure itself of the maintenance of quality standards. Where appropriate, Licensee shall cause to appear on all advertising and marketing materials, and in connection with the Licensed Goods and Services themselves, a notice sufficient to inform consumers that the Licensed Marks, as part of the Combination Marks, and Licensed Domain Names are owned by Licensor (provided, that Licensee shall not be required to insert notices onto any marketing and promotional materials, letterhead, business cards and any other similar administrative materials bearing any of the Combination Marks or Licensed Domain Names existing as of the Closing Date, on the condition that such materials are compliant with the scope of the license grant in Section 1(a)).

6. Intellectual Property Ownership Rights.

(a) Acknowledgement of Licensor’s Ownership. Licensee recognizes and acknowledges Licensor’s ownership of all right, title and interest in and to Licensed Marks and Licensed Domain Names. Licensee further acknowledges, represents and warrants that it has not acquired, and shall not acquire, any ownership interest in or to the Licensed Marks or Licensed Domain Names. Should any such ownership interest become vested in Licensee, by operation of law or otherwise, such Licensee agrees to assign, and hereby assigns, all such ownership interest to Licensor without any requirement of further consideration or documentation. All use by Licensee of the Licensed Marks and Licensed Domain Names, and all goodwill and benefit arising from such use, hereby inures to the sole and exclusive benefit of Licensor.

(b) Cooperation with Licensor. Licensee shall cooperate, at Licensor’s cost, with Licensor in the filing and prosecution of any applications that Licensor may desire to file with respect to the Licensed Marks or Licensed Domain Names, and for that purpose, such Licensee shall supply to Licensor from time to time, and without charge, such samples and materials as may be reasonably required. Licensee shall execute and deliver to Licensor, at Licensor’s cost, at any time whether during or after the Term of this Agreement, and without any requirement of further consideration or documentation, such documents as Licensor may reasonably request in connection with the Licensed Marks and Licensed Domain Names, including, without limitation, to confirm or record Licensor’s ownership rights therein. Should Licensee fail or refuse to provide and/or execute any such document, Licensee hereby irrevocably appoints Licensor, whose power is coupled with an interest, as Licensee’s attorney-in-fact to prepare and/or execute such document in Licensee’s name and on Licensee’s behalf, and to institute and prosecute any proceedings as Licensor may deem necessary or appropriate to secure, protect, or enforce such intellectual property, including such applications and registrations therefore. The Parties expressly agree that upon expiration or termination of this Agreement, all documents filed or recorded with a trademark office or other authority relating to the licenses granted by this Agreement may be terminated, cancelled, nullified, and/or withdrawn by Licensor alone and Licensee hereby agrees and consents to such termination, cancellation, nullification, and/or withdrawal. Licensee shall not, during the Term of this Agreement, do anything which would in any way damage, injure, or impair the validity and subsistence of the Licensed Marks or Licensed Domain Names, nor shall any Licensee attack, dispute, or challenge, nor aid others to do so, Licensor’s right, title, and interest in and to the Licensed Marks or Licensed Domain Names, or the validity of this Agreement.

(c) Cessation of Use of Licensed Intellectual Property. Upon expiration or termination of this Agreement, Licensee shall immediately cease all use of the Licensed Marks and Licensed Domain Names, and shall, at Licensor’s request, take all steps and actions as may be necessary to reflect or confirm the expiration, termination, assignment, and/or surrender of Licensee’s rights to use same.

(d) Enforcement. Licensee shall inform Licensor promptly if such Licensee learns of any products or activities which appear to infringe the Licensed Marks or Licensed Domain Names. Licensee shall provide, at Licensor’s expense, complete information, cooperation, and assistance to Licensor concerning such infringements. Upon learning of such infringements, Licensor shall have the right, but not the obligation, at its sole discretion, to take such action as Licensor considers necessary or appropriate to enforce Licensor’s rights, including, without limitation, legal action to suppress or eliminate the infringements. Licensor shall also be entitled to seek and recover all costs, expenses, and damages resulting from such infringements, including, without limitation, sums which might otherwise be due to Licensee by operation of law or otherwise. Licensee has no authority to enforce the rights of Licensor, including, without limitation, any rights in any Licensed Marks or Licensed Domain Names, nor shall any Licensee have any right to demand or control action by Licensor to enforce such rights.

(e) Expenses for Intellectual Property Protection. To the extent that Licensor engages in clearance, application, registration, recordal, opposition, cancellation, or similar activities in the Licensed Territory for any of the Licensed Marks or Licensed Domain Names, Licensor shall pay for such activities. Licensor shall further pay for any fees, costs or expenses (including reasonable attorney’s fees) in connection with registering, renewing, or otherwise maintaining any Licensed Domain Names.

7. Confidential Information. The Parties acknowledge that Licensor and Licensee will have access to confidential and proprietary information concerning the other Party, its customers, employees, Affiliates and its business, which information is not readily available to the public.

(a)Confidential Information. For purposes of this Agreement, “Confidential Information” of a Party means information, ideas, materials or other subject matter of such Party, whether disclosed orally, in writing, electronically or otherwise, that is provided under circumstances reasonably indicating that it is confidential or proprietary. “Confidential Information” of a Party will include any and all trade secrets, processes, techniques, drawings, models, customer-related information and data, brand standards, computer programs, databases, business plans, technical data, product ideas, marketing data and plans, contracts and financial information disclosed or otherwise provided by the disclosing Party (“Disclosing Party”) to the receiving Party (“Receiving Party”). Confidential Information will not include any information or material that: (i) is or becomes part of public knowledge other than as a result of any action or inaction of the Receiving Party; (ii) is disclosed to the Receiving Party without confidential or proprietary restriction by a third party who rightfully possesses the information (without confidential or proprietary restriction); or (iii) is independently developed by the Receiving Party without reference to the Confidential Information and as evidenced by the records of the Receiving Party, or (iv) is properly known by the Receiving Party before receipt thereof from the Disclosing Party; provided, however, that the foregoing subsection (iv) will not apply to the Confidential Information of Licensee known to Licensor prior to the Closing Date, or the Confidential Information of Licensor known to Licensee prior to the Closing Date.

(b)Restrictions on Use. Confidential Information of the Disclosing Party will not be used for any purpose other than as expressly permitted under this Agreement, and will not be disclosed to any third party without the prior written consent of the Disclosing Party. Each Party agrees to limit access to the other Party’s Confidential Information to those of its Affiliates, directors, officers, employees, contractors and other representatives who: (i) have a need to know such Confidential Information for purposes of such Party performing its obligations hereunder; and (ii) are obligated to protect the confidentiality of such Confidential Information. The Receiving Party shall treat the Confidential Information of the Disclosing Party with at least the same degree of care and protection as it would use with respect to its own confidential and proprietary information (and in no event less than a reasonable degree of care). Subject to Section 9(d), the Receiving Party shall be responsible and liable to the Disclosing Party for any breach of this Section 7 by the Receiving Party’s employees or other third parties receiving access to the Disclosing Party’s Confidential Information through or on behalf of the Receiving Party.

(c)Exclusions. Notwithstanding the foregoing, this Agreement will not prevent the Receiving Party from disclosing Confidential Information of the Disclosing Party to the extent required by a judicial order or other legal obligation; provided, that, in such event, the Receiving Party shall promptly notify the Disclosing Party in writing to allow intervention (and shall cooperate with the Disclosing Party) to contest or minimize the scope of the disclosure (including application for a protective order). Further, each Party may disclose the terms and conditions of this Agreement (i) as required by the applicable securities laws or self-regulatory bodies or the rules, regulations or policies of any United States or foreign securities exchange, including requirements to file a copy of this Agreement (redacted to the extent reasonably permitted by applicable law) or to disclose information regarding the provisions hereof or performance hereunder to applicable regulatory authorities, (ii) in confidence, to legal counsel, (iii) in confidence, to accountants, banks and financing sources and their advisors, and (iv) in connection with the enforcement of this Agreement or any rights hereunder.

8. Expiration or Termination.

(a) Termination for Breach. If either Licensor, on the one hand, or Licensee, on the other hand, fails to perform or otherwise materially breaches any of its obligations under this Agreement, the non-breaching Party shall have the right, without prejudice to any other rights it may have, to terminate this Agreement by giving ninety (90) calendar days’ notice to such breaching Party, and this notice shall automatically become effective unless the breaching Party completely remedies the breach within the said ninety (90) calendar day period.

(b) Termination for Insolvency. If Licensee commences or becomes the subject of any case or proceeding under the bankruptcy, insolvency, or equivalent laws of the United States of America or another country, or if a court appoints a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official for Licensee or for any substantial part of Licensee’s property, or if Licensee makes an assignment for the benefit of creditors, or if Licensee defaults on any obligation which is secured by a security interest, in whole or in part, in the Licensed Goods and Services, or if Licensee fails generally to pay its debts as such debts become due, or if Licensee takes corporate action in furtherance of any of the foregoing, Licensee shall give notice of the event immediately to Licensor. Whether or not such notice is given, Licensor shall have the right upon the occurrence of any of the foregoing, without prejudice to any other rights Licensor may have, to terminate this Agreement solely with respect to Licensee by giving written notice to Licensee, effective immediately.

(c) [Intentionally Omitted]

(d)    Termination Resulting from Breach of an Additional Licensee Agreement. In the event that an Additional Licensee is in breach of one or more of the provisions in the applicable Additional License Agreement, the effect of which, after giving effect to any cure period in the Additional License Agreement, is to cause or permit Licensor to exercise available remedies (including, without limitation, seeking damages and terminating the Additional License Agreement), and, at the time of the breach by the Additional Licensee, Licensee is an Affiliate or Subsidiary of such Additional Licensee, then (i) Licensee shall be jointly and severally liable for any damages arising under the Additional License Agreement and (ii) in the event Licensor terminates the Additional License Agreement, Licensor has the right, at its sole discretion, to terminate this Agreement by providing Licensee with twenty (20) Business Days prior written notice, and such termination shall become effective upon the expiration of such twenty (20) Business Days.

(e)    No Further Use of Intellectual Property Upon Termination. Upon the expiration or termination of this Agreement, all rights in the Licensed Marks and Licensed Domain Names shall automatically revert to Licensor, and Licensee immediately shall cease, and thereafter refrain from, all use of the Licensed Marks and Licensed Domain Names. Upon the expiration or termination of this Agreement, Licensee shall, at Licensor’s discretion and such Licensee’s sole expense, either transfer to Licensor or destroy any remaining materials bearing the Licensed Marks or Licensed Domain Names, and if destroyed, within twenty (20) Business Days after such destruction, such Licensee shall certify in writing to Licensor that all such materials have been destroyed. In the event of a termination or expiration of this Agreement with respect to any Licensee, this Agreement shall terminate or expire as to all other Licensees.

(f) Survival. Sections 6(a), 6(b), 7, 8(e), 8(f), 9(d), and 10 shall survive the expiration or termination of this Agreement.

9. Representations and Warranties; Indemnity; Disclaimers and Limitations of Liability.

(a) Licensor. Licensor represents and warrants that (i) Licensor has the full right, power, and authority to enter into this Agreement, (ii) that the person signing this Agreement on behalf of Licensor has been duly authorized to do so, and (iii) that this Agreement does not conflict with any other agreements to which Licensor is a party, provided, that, the Additional License Agreements are excluded from this Section 9(a)(iii).

(b) Licensee. Licensee represents and warrants that such Licensee has the full right, power, and authority to enter into this Agreement, that the person signing this Agreement on behalf of such Licensee has been duly authorized to do so, and that this Agreement does not conflict with any other agreements to which such Licensee is a party. Licensee shall indemnify and hold harmless Licensor against any and all third party claims, suits, causes of action, losses, damages, costs, fees, and other expenses (including without limitation reasonable attorney’s fees) arising out of or relating to (a) such Licensee’s (i) breach of its representations and warranties, (ii) performance of its obligations under this Agreement, or (iii) use of the Licensed Marks or Licensed Domain Names (other than third party claims which allege that Licensee’s use of the Licensed Marks or Licensed Domain Names, as permitted under this Agreement, constitutes an infringement of a third party’s trademark rights) or (b) any Additional License Agreements.

(c)    DISCLAIMER OF WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, LICENSOR MAKES NO, AND EXPRESSLY DISCLAIMS ANY AND ALL, REPRESENTATIONS OR WARRANTIES WHATSOEVER TO THE MAXIMUM EXTENT PERMISSIBLE BY LAW, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE LICENSED MARKS OR LICENSED DOMAIN NAMES, INCLUDING WARRANTIES WITH RESPECT TO MERCHANTABILITY, OR SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, AND ANY WARRANTIES ARISING FROM COURSE OF DEALING, COURSE OF PERFORMANCE OR TRADE USAGE.

(d) LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THE LIABILITY OF LICENSOR UNDER THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE, WILL NOT EXCEED TWENTY THOUSAND DOLLARS ($20,000.00). TO THE EXTENT PERMITTED BY APPLICABLE LAW, LICENSOR SHALL NOT BE LIABLE UNDER ANY LEGAL OR EQUITABLE THEORY FOR ANY INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND EVEN IF LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

10. General.

(a)     Preparation of this Agreement. The Parties hereby acknowledge that (i) Licensor, on the one hand, and Licensee, on the other hand, jointly and equally participated in the drafting of this Agreement, (ii) Licensor, on the one hand, and Licensee, on the other hand, have been adequately represented and advised by legal counsel with respect to this Agreement and the transactions contemplated hereby, and (iii) no presumption will be made that any provision of this Agreement will be construed against any Party by reason of such role in the drafting of this Agreement and any other agreement contemplated hereby.

(b)    Relationships of the Parties. The Parties are and will remain independent contractors and not employees or agents of each other. Except as expressly granted by a Party in writing, neither of Licensor nor any Licensee will have any authority, express or implied, to act as an agent of such other Party or its subsidiaries or Affiliates under this Agreement. It is not the intent of the Parties to create, nor should this Agreement be construed to create, a partnership, joint venture, fiduciary relationship or employment relationship among or between the Parties (including their respective officers, employees, agents or representatives).

(c)    Entire Agreement. This Agreement, the Purchase Agreement, and, with respect to Section 8(d), the Additional License Agreements, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both oral and written, among the Parties with respect to the subject matter hereto. The recitals hereto are incorporated herein by reference.

(d)    Third Party Beneficiaries. No provision of this Agreement is intended to confer any rights, benefits, remedies or Liabilities hereunder upon any Person other than the Parties, their successors and assigns.

(e)     Incorporation by Reference. Sections 12.06 and 12.08 of the Purchase Agreement are incorporated by reference into this Agreement and shall be applied mutatis mutandis herein.

(f)    Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party, or in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(g)    Successors and Assigns. The provisions of this Agreement will be binding upon and inure to the benefit of the Parties and their successors and permitted assigns, except that (a) neither Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other Party; provided, however, that Licensor may assign this Agreement without the written consent of Licensee to any successor or purchaser in the event of any merger, Change of Control, acquisition, consolidation or restructuring of Licensor or a sale of all or substantially all of its assets and (b) in the event of a merger or Change of Control of Licensee that does not include, in the same transaction, all Additional Licensees as part of such merger or Change of Control, the prior written consent of Licensor shall be required hereunder (such consent not to be unreasonably withheld, conditioned or delayed); provided, however, that no consent of Licensor shall be required in the event of any merger or Change of Control of Licensee and all Additional Licensees collectively (x) to one or more affiliated acquirers, or with or into one or more affiliated surviving entities, in a single transaction or (y) in connection with the acquisition, consolidation or restructuring of all or substantially all of the assets of Licensee and all Additional Licensees to one or more affiliated acquirers, or with or into one or more affiliated surviving entities, in a single transaction. For purposes hereof, “Change of Control” means any transaction in which, following such transaction, fifty percent (50%) or more of the outstanding voting equity of the acquired, surviving, or combined entity is owned, directly or indirectly, by Persons other than the equity holders of such party immediately prior to such transaction.

(h) Notices. Any notice or other communication provided for in this Agreement or given hereunder to a Party must be in writing and (i) sent by electronic mail, (ii) delivered in person, or (iii) sent by overnight courier of national reputation, addressed as follows:

if to Licensee, to:	c/o Littlejohn & Co. LLC
8 Sound Shore Drive, Suite 303
Greenwich, Connecticut 06830
Attention: Antonio Miranda, Managing Director
Email: amiranda@littlejohnllc.com

with a copy to (which will not constitute notice):

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166-0193
Attention: Sean P. Griffiths
Email: SGriffiths@gibsondunn.com

if to Licensor, to:	Kaman Corporation
1332 Blue Hills Avenue
Bloomfield, Connecticut
Attention: Shawn Lisle (Senior Vice President & General Counsel)
Email: Shawn.Lisle@kaman.com

with a copy to (which will not constitute notice):

Cantor Colburn LLP
20 Church Street, 22nd Floor
Hartford, Connecticut 06103-3207
Attention:     Curtis Krechevsky, Esq.
Charlie O’Brien, Esq.
Email:     CKrechevsky@CantorColburn.com
CObrien@CantorColburn.com

or such other address with respect to a Party as such Party notifies the other Parties in writing as above provided. Each such notice or communication will be effective (A) if given by electronic mail, when electronic evidence of transmission is received, (B) if delivered in person, when so delivered, or (C) if given by overnight courier, upon delivery or refusal of delivery at the address specified in this subsection.

(i)    Severability. Whenever possible, each provision of this Agreement will be interpreted so as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held invalid, illegal or unenforceable in any respect under any applicable Law, then such invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of any other provision or portion of any provision of this Agreement, and this Agreement will be re-formed, construed and enforced in such manner as will effect as nearly as lawfully possible the purposes and intent of such invalid, illegal or unenforceable provision or portion of any provision of this Agreement.

(j)     Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which will be an original and all of which together will constitute a single instrument. The electronic transmission of any signed original counterpart of this Agreement will be deemed to be the delivery of an original counterpart of this Agreement.

(k)    Dispute Resolution. Licensor, on the one hand, and Licensee, on the other hand, shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement amicably and promptly by good faith negotiations between executives who have authority to settle such dispute. A Party may give the other Party written notice of any dispute not resolved in the normal course of business. Within five (5) Business Days after delivery of such notice, the administrative contacts of the Parties shall agree to meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to use their respective commercially reasonable efforts to resolve the dispute. If the matter has not been resolved within five (5) Business Days after the first meeting of such administrative contacts (or, if the Parties are unable to mutually agree upon an acceptable time and place to meet, within five (5) Business Days after the sending of such notice of dispute), a Party may, by notice to the other Parties, refer the matter to executives of the Parties. Such executives shall negotiate in good faith to resolve the matter in an amicable manner within five (5) Business Days after such second notice. In the event the matter is not resolved within such five (5) Business Day period, a Party may, by notice to the other Parties, refer the matter to the Parties’ chief executive officers. Such officers shall negotiate in good faith to resolve the matter in an amicable manner within five (5) Business Days after such third notice. In the event the matter is not resolved within such five (5) Business Day period, a Party may pursue all other means available to it to resolve the dispute.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS.]

IN WITNESS WHEREOF, each of Licensor and Licensee has caused this Agreement to be duly executed by its authorized officer as of the Closing Date.

LICENSOR:

KAMAN CORPORATION

By:_____________________________
Name:
Title:

[Signature Page - Form of Trademark, Trade Name and Domain Name License Agreement]

IN WITNESS WHEREOF, each of Licensor and Licensee has caused this Agreement to be duly executed by its authorized officer as of the Closing Date.

LICENSEE:

[•]

By:_____________________________
Name:
Title:

[Signature Page - Form of Trademark, Trade Name and Domain Name License Agreement]